Exhibit 8.2
[symbol omitted]
CASSELS BROCK
LAWYERS
September 13, 2007
Brookshire™ Raw Materials (U.S.) Trust
c/o Brookshire™ Raw Materials Management, LLC
Suite 210
1000 Hart Road
Barrington, Illinois
U.S.A. 60010
Re:	Brookshire™ Raw Materials (U.S.) Trust Form S-1 Registration Statement — Canadian Tax Opinion
Ladies and Gentlemen:
We have acted as your special Canadian tax counsel in connection with Canadian federal income tax matters with respect to the Registration Statement on Form S-1 filed on or about September 13, 2007 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to Units of the Brookshire™ Raw Materials (U.S.) Trust, which was formed as a Delaware statutory trust on August 17, 2006 (the “Trust”).
We have reviewed: (i) the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) dated as of September 10, 2007, by and among Brookshire Raw Materials Management, LLC, a Delaware limited liability company (the “Managing Owner”), CSC Trust Company of Delaware (the “Trustee”), and the Limited Owners from time to time thereunder; (ii) the Registration Statement and the Prospectus constituting part of the Registration Statement (the “Prospectus”); (iii) the Limited Liability Company Agreement dated October 18, 2005 for Brookshire™ Raw Materials Management, LLC; (iv) the other exhibits to the Prospectus; and (vi) such other data and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon, without independent investigation or verification, the factual representations set forth in a certificate (the “Canadian Certificate”) of even date herewith delivered to us by the Managing Owner of the Trust, and the facts and information set forth in the documents referred to above. Capitalized terms used herein and not otherwise defined are as defined in the Prospectus.
Our opinion with respect to Canadian federal income tax matters expressed below is based upon the provisions of the Income Tax Act (Canada) (the “Canadian Tax Act”) as currently in force, all specific proposals to amend the Canadian Tax Act detailed in public statements issued by or on behalf of the Minister of Finance (Canada) prior to the date hereof and our understanding of the current published administrative and assessing practices of the Canada Revenue Agency. Our opinion does not otherwise anticipate or take into account any changes in law or in such administrative policies and assessing practices whether by legislative, governmental or other action.
We are qualified to practice law in the province of Ontario, Canada. This opinion is rendered solely with respect to the federal laws of Canada as such laws exist and are construed at the date hereof and do not take into account any proposed rules or legislative changes that may come into force following the date hereof except as expressly noted herein.
Based upon the foregoing, we hereby confirm our opinion expressed under the caption “Certain Canadian Federal Income Tax Considerations” in the Prospectus. We express no opinion regarding any matter other than the Canadian federal income tax matters explicitly addressed herein.
The foregoing opinion is subject to the following exceptions, qualifications and assumptions:
A.	This opinion is limited to the federal laws of Canada, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinion is rendered only with respect to Canadian federal laws and regulations thereunder which are currently in effect.

B.	We assume no obligation to revise or supplement this opinion should applicable Canadian federal laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise.
C.	With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
We consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and all references to our firm included in or made as part of the Amendment.
Yours truly,
/s/ Cassels Brock & Blackwell LLP